Zymeworks Provides Corporate Update and
Reports Third Quarter 2025 Financial Results
•Encouraging Phase 1 data on ZW191, an antibody-drug conjugate (ADC) targeting folate receptor-⍺ (FR⍺), presented at the AACR-NCI-EORTC Conference
•First patient dosed in Phase 1 clinical trial of ZW251 for the treatment of hepatocellular carcinoma
•Achievement of $25.0 million development milestone from Johnson & Johnson Innovative Medicine
•Earned royalties of $1.0 million based on Ziihera® net product sales by Jazz and BeOne Medicines for 3Q-2025
•Completed share repurchases of $22.7 million under share repurchase program as of November 4, 2025
•Cash resources of $299.4 million as of September 30, 2025 (compared to $324.2 million as of December 31, 2024), which when combined with certain anticipated regulatory milestone payments, provides a projected cash runway into 2H-2027
•Conference call with management today at 4:30 p.m. Eastern Time (ET)

Vancouver, British Columbia (November 6, 2025) – Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biotechnology company developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, including cancer, inflammation, and autoimmune disease, today reported financial results for the three and nine months ended September 30, 2025 and provided a summary of recent business highlights.

“This has been a productive quarter for Zymeworks as we continued to validate our next generation ADC platform with initial encouraging Phase 1 clinical data from ZW191, and commenced the Phase 1 clinical trial for ZW251 in a highly underserved indication,” said Kenneth Galbraith, Chair and Chief Executive Officer at Zymeworks. “Our partnership-based model continues to generate value today, while also providing opportunity for sustainable growth of potential cash flows. Our refreshed leadership and board help ensure we have the expertise and agility to execute consistently on the next phase of our strategy. As we seek to translate our scientific validation into a scalable, partnership-driven business model, we remain focused on developing next generation therapies through disciplined capital deployment to help build a foundation of durable royalty streams and drive sustainable long-term shareholder returns.”

Clinical Highlights
ZW191 Phase 1 Data Validates ADC Platform and Design Philosophy
In October 2025, encouraging initial clinical data from the Phase 1 trial of ZW191 (NCT06555744), an ADC targeting FR⍺, were presented at the AACR-NCI-EORTC Conference on Molecular Targets and Cancer Therapeutics.
•As of the September 2025 data cut, objective response rates between 6.4 mg/kg to 9.6 mg/kg were: 53% (overall) and 64% (gynecological cancers).
•Manageable safety profile with low rates of high-grade adverse events and no serious treatment-related events or discontinuations.
Dose optimization to further evaluate safety and efficacy at 6.4 mg/kg and 9.6 mg/kg in ovarian cancer is expected to initiate in 4Q-2025. These results highlight ZW191’s broad therapeutic potential and provide strong validation for the Company’s ADC platform and next-generation pipeline programs.

ZW251 Progresses in Clinical Development
In October 2025, initial dosing was completed for the first patient in the Phase 1 trial of ZW251 (NCT07164313), a GPC3-targeting ADC, for the treatment of hepatocellular carcinoma.
Business Updates

Strategic Partnership Model Helping to Drive Reduced Risk, Growth, and Capital Efficiency
•In September 2025, we achieved a $25.0 million development milestone from Johnson & Johnson Innovative Medicine (J&J) in association with continued clinical progress of pasritamig entering into a Phase 3 trial.
•Our royalty revenue from our partners Jazz and BeOne Medicines (BeOne) was $1.0 million in the three months ended September 30, 2025, driven primarily by net product sales by Jazz of Ziihera® during the quarter.
•In November 2025, our partner Jazz announced that the intent-to-treat population for the primary progression-free survival (PFS) and interim overall survival analyses of the HERIZON-GEA-01 trial will include the full patient population enrolled in the study of 920 patients. Top-line PFS data from zanidatamab in Phase 3 first-line gastroesophageal adenocarcinoma are expected in 4Q-2025.

Leadership appointment and Board Refresh to Support Execution of Strategic Vision
•In October 2025, the Company appointed Dr. Adam Schayowitz as Acting Chief Development Officer. In this newly created role, Adam will work closely with our R&D and Business Development teams to advance our broad portfolio of nominated product candidates, while supporting our strategy to integrate partnerships and collaborations into our current wholly-owned portfolio.
•Dr. Nancy Davidson, Dr. Neil Gallagher, and Mr. Derek Miller stepped down from the Zymeworks board of directors, effective today. This follows the recent appointments of Greg Ciongoli and Robert E. Landry in August 2025, who bring valuable experience in strategic capital allocation. We thank Dr. Davidson, Dr. Gallagher, and Mr. Miller for their dedicated service and meaningful contributions to the Company’s development.

Strategic Share Repurchase Program
•As of November 4, 2025, the Company had successfully completed $22.7 million of the remaining $30.0 million of its previously approved share repurchase program for 1,439,068 shares of the Company’s common stock at an average price per share of $15.80 (exclusive of commission expense and estimated excise tax).
•Cumulative share repurchases completed in 2024 and to-date in 2025 were primarily funded from Ziihera® development milestones and cumulative royalties received from Jazz and BeOne related to initial regulatory approvals in biliary tract cancer in both the U.S. and China.
•This strategic capital allocation underscores our confidence in Zymeworks’ long-term growth prospects and helps strengthen the foundation for shareholder value creation ahead of multiple anticipated clinical and corporate catalysts.
•The program helps enhance shareholder value by reducing our share count, while maintaining cash resources for operations and growth investments, preserving financial flexibility for strategic opportunities.
Third Quarter 2025 Financial Results
The key financial highlights for our 3Q-2025 results are as follows:
•Revenue – Total revenue was $27.6 million in 3Q-2025 compared to $16.0 million for 3Q-2024. The increase was primarily due to higher milestone revenue, with a $25.0 million milestone from J&J recognized in 3Q-2025 compared to a $2.5 million GSK milestone in 3Q-2024, and $1.0 million of royalty revenues from Jazz and BeOne. This was partially offset by lower development support and drug supply revenue from Jazz compared to 3Q-2024.
•Research and Development (R&D) Expenses – R&D expenses were $35.6 million in 3Q-2025 compared to $36.4 million in 3Q-2024, primarily due to a decrease in expenses for ZW220, ZW251, zanidatamab, and zanidatamab zovodotin. These were partially offset by an increase in preclinical and research expenses for ZW209 and ZW1528 and higher costs from the progression of clinical studies for ZW171 and ZW191.
•General and Administrative (G&A) Expenses – G&A expenses were $14.1 million in 3Q-2025 compared to $13.9 million in 3Q-2024. This was primarily due to an increase in non-cash stock-based compensation and consulting expenses, partially offset by a decrease in salaries and benefits and information technology expenses.
•Other Income, net – Other income was $3.8 million in 3Q-2025 compared to $4.6 million in 3Q-2024. The change was driven primarily by lower interest income on cash, cash equivalents and marketable securities partially offset by a net foreign exchange gain.
•Net Loss – Net loss was $19.6 million in 3Q-2025 compared to a net loss of $29.9 million in 3Q-2024. This was primarily due to an increase in revenue, partially offset by a decrease in interest income and an increase in income tax expense.
•Liquidity – As of September 30, 2025, we had $299.4 million of cash resources consisting of cash, cash equivalents and marketable securities, which does not include the $25.0 milestone from J&J that was earned, but not received, as of September 30, 2025. Based on current operating plans, we expect our existing cash resources as of September 30, 2025, when combined with the assumed receipt of certain anticipated regulatory milestones, will enable us to fund planned operations into 2H-2027.
About Zymeworks Inc.
Zymeworks is a global clinical-stage biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference in the lives of people impacted by difficult-to-treat conditions such as cancer, inflammation, and autoimmune disease. The Company’s complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using the Company’s proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeOne Medicines Ltd. (formerly BeiGene, Ltd.) and Jazz Pharmaceuticals Ireland Limited, granting each exclusive rights to develop and commercialize zanidatamab in different territories. Zanidatamab has received accelerated approval from the U.S. FDA, conditional approval from the NMPA in China, and conditional marketing authorization from the European Commission for the treatment of adults with previously treated, unresectable or metastatic HER2-positive (IHC 3+) biliary tract cancer. It is the first and only dual HER2-targeted bispecific antibody approved for this indication in the U.S., Europe, and China. Zanidatamab is also being evaluated in multiple global clinical trials as a potential best-in-class treatment for patients with multiple HER2-expressing cancers. Zymeworks is rapidly advancing a robust pipeline of wholly-owned product candidates, leveraging its expertise in both antibody drug conjugates and multispecific antibody therapeutics targeting novel pathways in areas of significant unmet medical need. Phase 1 studies for ZW191 and ZW251 are actively recruiting. In addition to Zymeworks’ pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to Zymeworks’ expectations regarding implementation of its strategic priorities; the anticipated benefits of its collaboration agreements, including Zymeworks’ ability to receive any future milestone payments and royalties thereunder; the potential addressable market of zanidatamab; the timing of and results of interactions with regulators; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; the timing and status of ongoing and future studies and the related data; the timing of anticipated IND submissions; anticipated preclinical and clinical data presentations; expectations regarding future regulatory filings and approvals and the timing thereof; potential safety profile and therapeutic effects of zanidatamab and Zymeworks’ other product candidates; evolution of Zymeworks’ business strategy related to anticipated and potential future royalty streams and existing and potential new partnerships; expected financial performance and future financial position; the commercial potential of technology platforms and product candidates; Zymeworks’ ability to satisfy potential regulatory and commercial milestones with existing and future partners; the timing and status of ongoing and future studies and the release of data; anticipated continued receipt of revenue from existing and future partners; Zymeworks’ early-stage pipeline; anticipated sufficiency of existing cash resources, when combined with the assumed receipt of certain anticipated regulatory milestones, to fund Zymeworks’ planned operations into the second half of 2027; Zymeworks’ ability to execute new collaborations and partnerships and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “on track”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; Zymeworks may not achieve milestones or receive additional payments under its collaborations; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; the impact of pandemics and other health crises on Zymeworks’ business, research and clinical development plans and timelines and results of operations, including impact on its clinical trial sites, collaborators, and contractors who act for or on Zymeworks’ behalf; zanidatamab may not be successfully commercialized; Zymeworks’ evolution of its business strategy related to anticipated and potential future milestones and royalty streams and existing and potential new partnerships may not be successfully implemented; clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; data providing early validation of Zymeworks’ ADC platform and next-generation pipeline programs may not be replicated in future studies; Zymeworks’ assumptions and estimates regarding its financial condition, future financial performance and estimated cash runway may be incorrect; inability to maintain or enter into new partnerships or strategic collaborations; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov and www.sedarplus.ca).

Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

ZYMEWORKS INC.
Condensed Interim Consolidated Statements of Loss and Comprehensive Loss
(Expressed in thousands of U.S. dollars except share and per share data) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Revenue
Research and development collaborations	$27,614	$16,000	$103,450	$45,273
Operating expenses:
Research and development	35,578	36,353	105,765	97,558
General and administrative	14,146	13,852	46,082	45,321
Impairment on acquired in-process research and development assets	—	—	—	17,287
Total operating expenses	49,724	50,205	151,847	160,166
Loss from operations	(22,110)	(34,205)	(48,397)	(114,893)
Other income, net	3,844	4,581	10,122	16,073
Loss before income taxes	(18,266)	(29,624)	(38,275)	(98,820)
Income tax expense	(1,336)	(226)	(1,646)	(369)
Net loss	$(19,602)	$(29,850)	$(39,921)	$(99,189)
Other comprehensive income:
Unrealized income on available for sale securities, net of tax of nil	290	1,905	902	604
Total other comprehensive income	290	1,905	902	604
Comprehensive loss	$(19,312)	$(27,945)	$(39,019)	$(98,585)

Net loss per common share:
Basic	$(0.26)	$(0.39)	$(0.53)	$(1.30)
Diluted	$(0.26)	$(0.39)	$(0.53)	$(1.30)
Weighted-average common stock outstanding:
Basic	75,767,778	76,128,531	75,427,508	76,244,893
Diluted	75,775,214	76,157,101	75,434,487	76,266,177

ZYMEWORKS INC.
Selected Condensed Interim Consolidated Balance Sheet Data
(Expressed in thousands of U.S. dollars) (unaudited)

	September 30, 2025	December 31, 2024

Assets
Current assets:
Cash, cash equivalents and short-term marketable securities	$251,933	$225,776
Accounts receivable	29,352	55,815
Other current assets	10,427	18,860
Long-term marketable securities	47,427	98,428
Other long-term assets	58,130	64,212
Total assets	$397,269	$463,091

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$34,430	$59,838
Other current liabilities	7,613	28,456
Long-term liabilities	35,162	36,029
Total liabilities	77,205	124,323
Stockholders’ equity	320,064	338,768
Total liabilities and stockholders’ equity	$397,269	$463,091

Contacts:

Investor Inquiries:
Shrinal Inamdar
Senior Director, Investor Relations
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Diana Papove
Senior Director, Corporate Communications
(604) 678-1388
media@zymeworks.com